Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Surface Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2018 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	457(h)	2,423,158 shares (2)	$0.7002 (3)	$1,696,695.23	.0001102	$186.98

Equity	2018 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	457(a)	605,789 shares (4)	$0.5952 (5)	$360,565.61	.0001102	$39.74

Total Offering Amounts					$2,057,260.84		$226.72

Total Fee Offsets							$0

Net Fee Due							$226.72

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents an automatic annual increase on January 1, 2023 to the number of shares reserved for issuance under the 2018 Stock Option and Incentive Plan (the “2018 Plan”) pursuant to the terms of the 2018 Plan. Shares available for issuance under the 2018 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 23, 2018 (Registration No. 333-224403), a registration statement on Form S-8 filed with the SEC on March 7, 2019 (Registration No. 333-230129), a registration statement on Form S-8 filed with the SEC on March 10, 2020 (Registration No. 333-237044), a registration statement on Form S-8 filed with the SEC on March 9, 2021 (Registration No. 333-254023), and a registration statement on Form S-8 filed with the SEC on March 2, 2022 (Registration No. 333-263207).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $0.7002, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 7, 2023.

(4)

Represents an automatic annual increase on January 1, 2023 to the number of shares reserved for issuance under the 2018 Employee Stock Purchase Plan (the “2018 ESPP”) pursuant to the terms of the 2018 ESPP. Shares available for issuance under the 2018 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on April 23, 2018 (Registration No. 333-224403), a registration statement on Form S-8 filed with the SEC on March 7, 2019 (Registration No. 333-230129), a registration statement on Form S-8 filed with the SEC on March 10, 2020 (Registration No. 333-237044), a registration statement on Form S-8 filed with the SEC on March 9, 2021 (Registration No. 333-254023), and a registration statement on Form S-8 filed with the SEC on March 2, 2022 (Registration No. 333-263207).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act, and based on 85% of $0.7002, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 7, 2023. Pursuant to the 2018 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.